SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


     Date of Report (Date of earliest event reported): September 18, 2001


                              E*MACHINERY.NET, INC.

        Delaware                 033-26344                  75-2254748
State of Incorporation       Commission File No.         (I.R.S. Employer
                                                         Identification No.)


                               1400 Medford Plaza
                            Route 70 & Hartford Road
                            Medford, New Jersey 08055
                         (Address of Principal Offices)

                        Telephone Number: (609) 953-7985

















ITEM 5. OTHER EVENTS

     The Registrant executed a Purchase Agreement with Western Power & Equipment Corp., a Delaware corporation, to acquire the business as well as certain assets and liabilities of Western Power & Equipment Corp., an Oregon corporation, its wholly owned subsidiary, for the following consideration:
(a) five hundred thousand ($500,000) dollars in cash; (b) a seven hundred thousand ($700,000) dollar seven-year Promissory Note of the Registrant; and
(c) one million, two hundred thousand (1,200,000) shares of the Registrant's restricted common stock. This purchase is subject to the following conditions including, but not limited to: (a) due diligence; (b) the payment of the consideration; (c) the approvals by Case Corp. and Deutsche Bank of "change in control" as well as acceptable debt financing; (d) the obtaining of a minimum of $2,000,000 in additional working capital; and (e) various employment contracts. A copy of the Purchase Agreement is attached hereto as
Exhibit 1.

     The above summary information does not purport to be complete, and is qualified in its entirety by reference to the Purchase Agreement filed as
Exhibit 1 to this Form 8-K filing.

     Western Power & Equipment Corp. (Oregon) is engaged in the sale, rental, and servicing of light, medium-sized and heavy agricultural, industrial, and construction equipment, parts and related products manufactured by Case Corporation (NYSE: CNH) and other manufacturers such as: Terex Corporation (NYSE: TEX) Kawasaki, Daewoo International Corporation, Kubota Corp (NYSE:
KUB) and Link Belt. Based upon the number of locations owned and operated it is one of the largest independent dealers of Case equipment in the United States. The company operates out of locations in Washington, Oregon, Nevada, California and Alaska.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          A.  Financial Statements:
              None.
          B.  Proforma Financial Statements:
              None.
          C.  Exhibits:

              1. Asset Purchase Agreement between e*machinery.net, inc. and Western Power & Equipment Corp. dated September 18, 2001.


                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        	E*MACHINERY.NET, INC.

                                      BY:	/s/Arthur A. O'Shea III
                                       	----------------------------
                                         	Arthur A. O'Shea III, President

Dated: September 21, 2001